FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2017

FOOTHILLS EXPLORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A Denver, CO 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On February 21, 2017, Foothills Exploration, Inc., (the “Company”) issued a press release announcing that after acquiring Tiger Energy Partners International on December 30, 2016, the Company reworked two wells in its Duck Creek project obtaining production from the Green River formation. The Company sold 560 barrels of oil during January 2017 and plans to workover two additional shut-in wells in the Duck Creek area over the next 60 days, which, the Company believes, should further increase production.

A copy of press release entitled “Foothills Exploration, Inc. Announces Two Wells Brought Into Production” is attached as Exhibit 99.1 to this Current Report on Form 8-K and the foregoing description is qualified by reference to that exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by registrant on February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017

FOOTHILLS EXPLORATION, INC.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer